CONSENT OF CHARTERED ACCOUNTANTS


          To the Board of Directors of Gandalf Technologies Inc.


               We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-87578, No. 2-93961, No. 33-31498, No. 33-31499 and No. 33-50017); on Form S-4 (No.
          33-41556); on Form S-3 (No. 33-42077) and in the related prospectuses therein of our reports dated May 27, 1994 on the consolidated financial statements and schedules of Gandalf Technologies Inc., which reports are included or incorporated by reference in this annual report on Form 10-K.






                                             s/KPMG PEAT MARWICK THORNE
                                             ---------------------
          Ottawa, Ontario                         KPMG Peat Marwick Thorne
          May 27, 1994